As filed with the Securities and Exchange Commission on July 15, 2004.

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NII HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	91-1671412
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

10700 Parkridge Boulevard, Suite 600
Reston, Virginia, 20191
(Address of Principal Executive Offices) (Zip Code)

__________________

NII HOLDINGS, INC.
2004 INCENTIVE COMPENSATION PLAN
(Full Title of the Plan)

Robert J. Gilker
Vice President and General Counsel
NII Holdings, Inc.
10700 Parkridge Boulevard, Suite 600
Reston, Virginia 20191
(703) 390-5100
(Name, Address and Telephone Number,
Including Area Code, of Agent for Service)

___________

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price per	Aggregate Offering	Amount of
to be Registered	Registered (1)	Share (2)	Price (2)	Registration Fee
Common Stock, par value $0.001 per share	19,800,000	$35.66	$706,068,000	$89,459

(1)	The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.

(2)	Pursuant to Rule 457(h), the registration fee is based on the average of the high ($36.28) and low ($35.03) prices reported on the Nasdaq National Market on July 13, 2004.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and made a part hereof to the extent such documents are considered filed with the Commission:

(1)	the Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended December 31, 2003, File No. 0-32421;

(2)	the portions of the Registrant’s definitive Proxy Statement for the Annual Meeting of Stockholders held on April 28, 2004 that have been incorporated by reference into the Form 10-K;

(3)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

(3)	the Registrant’s Current Reports on Form 8-K filed January 26, 2004, January 27, 2004, February 5, 2004, February 20, 2004, March 11, 2004, April 16, 2004, May 13, 2004 and July 14, 2004; and

(4)	the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-K filed July 14, 2004, File No. 0-32421.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, to the extent such documents are considered filed with the Commission. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Williams Mullen, counsel to the Registrant, has rendered its opinion that the Common Stock, when issued pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and non-

assessable. Such counsel does not have a substantial interest in or connection with the Registrant or its subsidiaries requiring disclosure herein.

Item 6. Indemnification of Directors and Officers

     The Registrant’s Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification of officers and directors of the Registrant and certain other persons to the full extent permitted by law, as now in effect or later amended, against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

     The Registrant may maintain insurance for the benefit of its directors, officers, employees, agents and certain other persons, insuring such persons against any expense, liability, or loss, including liability under the securities law.

     Section 102 of the Delaware General Corporation Law (the “DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

     Section 145 of the DGCL provides, among other things, that a company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the company) by reason of the fact that the person is or was a director, officer, agent or employee of the company or is or was serving at the company’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the company as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to the company, unless the court believes that in the light of all the circumstances indemnification should apply.

     Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

     The foregoing discussion is qualified in its entirety by reference to the Registrant’s Restated Certificate of Incorporation and Restated Bylaws, copies of which are filed as exhibits to this Registration Statement, and the DGCL.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     The following exhibits are filed on behalf of the Registrant as part of this registration statement:

3.1	Amended and Restated Certificate of Incorporation of NII Holdings (incorporated by reference to Exhibit 3.1 to NII Holdings’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).
3.2	Amended and Restated Bylaws of NII Holdings (incorporated by reference to Exhibit 3.2 to NII Holdings’ Annual Report on Form 10-K for the year ended December 31, 2003).
4.1	NII Holdings, Inc. 2004 Incentive Compensation Plan.*
5.1	Opinion of Williams Mullen.*
15.1	Awareness Letter of PricewaterhouseCoopers LLP.*
23.1	Consent of Williams Mullen (included in Exhibit 5.1).*
23.2	Consent of PricewaterhouseCoopers LLP.*
23.3	Consent of Deloitte & Touche LLP.*
24.1	Powers of Attorney (included on signature page). *

*	Filed Herewith.

Item 9. Undertakings

     The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on this 15th day of July, 2004.

NII HOLDINGS, INC.
By:	/s/ Robert J. Gilker
Robert J. Gilker
Vice President and General Counsel

     Each of the undersigned hereby appoints Steven Shindler, Byron Siliezar, Ricardo Israele, Robert Gilker, Catherine Neel, Mercedes Barreras-Vescovi, Ricardo Guraieb and Daniel Freiman as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to the registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Steven M. Shindler Steven M. Shindler	Chairman of the Board and Chief Executive Officer and Director (Principal Executive Officer)	July 15, 2004
/s/ Byron R. Siliezar Byron R. Siliezar	Vice President and Chief Financial Officer (Principal Financial Officer)	July 15, 2004
/s/ Ricardo Israele Ricardo Israele	Vice President and Controller (Principal Accounting Officer)	July 15, 2004
/s/ Steven P. Dussek Steven P. Dussek	Director	July 15, 2004
/s/ Neal P. Goldman Neal P. Goldman	Director	July 15, 2004

Signature	Title	Date
/s/ Charles M. Herington Charles M. Herington	Director	July 15, 2004
/s/ Carolyn Katz Carolyn Katz	Director	July 15, 2004
/s/ Donald E. Morgan Donald E. Morgan	Director	July 15, 2004
/s/ John W. Risner John W. Risner	Director	July 15, 2004
/s/ Charles F. Wright Charles F. Wright	Director	July 15, 2004

EXHIBIT INDEX

TO
FORM S-8 REGISTRATION STATEMENT

______________________

Exhibit No.	Document
3.1	Amended and Restated Certificate of Incorporation of NII Holdings (incorporated by reference to Exhibit 3.1 to NII Holdings’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).
3.2	Amended and Restated Bylaws of NII Holdings (incorporated by reference to Exhibit 3.2 to NII Holdings’ Annual Report on Form 10-K for the year ended December 31, 2003).
4.1	NII Holdings, Inc. 2004 Incentive Compensation Plan.*
5.1	Opinion of Williams Mullen.*
15.1	Awareness Letter of PricewaterhouseCoopers LLP. *
23.1	Consent of Williams Mullen (included in Exhibit 5.1).*
23.2	Consent of PricewaterhouseCoopers LLP.*
23.3	Consent of Deloitte & Touche LLP.*
24.1	Powers of Attorney (included on signature page). *

*	Filed Herewith.